Form C

Cover Page

Name of issuer:

Bellwether Housing

Legal status of issuer:

Form: Other

Other (specify): 501(c)(3) Non-Profit

Jurisdiction of Incorporation/Organization: WA

Date of organization: 7/1/1980

Physical address of issuer:

1651 Bellevue Ave
Seattle WA 98122

Website of issuer:

https://www.bellwetherhousing.org/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☑ Debt
☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

200,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $200,000; interests will be sold in increments of $1.

Target offering amount:

$200,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$500,000.00

Deadline to reach the target offering amount:

11/30/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

111

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$298,476,885.00	$247,819,541.00
Cash & Cash Equivalents:	$4,279,601.00	$2,490,624.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$44,669,590.00	$18,442,761.00
Long-term Debt:	$165,528,557.00	$164,893,403.00
Revenues/Sales:	$25,530,110.00	$23,711,867.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($5,440,199.00)	($2,148,225.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Bellwether Housing

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Rhonda Smith-Banchero	Campaign Director and Director for Major Gifts	Childhaven	2017
Alex Hudson	Executive Director	Transportation Choices Coalition	2019
Shelly Crocker	Consultant	Shelly Crocker LLC	2017
Rebekah Bastian	VP of Community & Culture	Zillow Group	2017
Duane Leonard	Executive Director	Housing Authority of Snohomish County	2013
John F. Bliss	Chief Investment Officer	Urban Renaissance Group	2016
Deva Hasson	Principal & Investment Director	Heartland, LLC	2015
Gabriel F. Grant	Principal	Spectrum Development Solutions, LLC	2014
Bart Cima	Senior Advisor	IBI Group	2013
Richard Kendall	Partner, Managing Director, Real Estate	Allison + Partners	2014
Peter Larsen	VP, Delivery Technology	Amazon	2017
Harry Matsumoto	Vice President	Quantum Management Services, Inc.	2013
Pete Miller	Chairman	The Essential Baking Company	2018
Peter Nitze	President & CEO	Nitze-Stagen & Co., Inc.	2017
Tejal Pastakia	Principal	Pastakia + Associates	2015
Marni Wright	Partner	Pacifica Law Group	2011

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Susan Boyd	CEO	2013
Cheryl DeBoise	Chief Operations Officer	2017
Jacqueline Hansen	CFO	2018
Richard Loo	Director of Real Estate Development	2013
Amy Besunder	Director of Fund Development and Communications	2016
Jillian Sullivan	Director of Human Resources	2019

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering

No principal security holders.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The following terms have the following definitions as used in this section:

“Note” or “Notes” means the promissory note(s) in the form as attached to and described in this Form C.

“Offering” means this crowdfunding offering.

“Project” or “Projects” means the properties owned by Bellwether Housing (“Bellwether”) known as The Confluence, Cedar Crossing, Madison/Boylston, and Rose II.

“Property” or “Properties” means Bellwether’s portfolio of real estate properties.

#1

General Risks of Real Estate. In addition to the specific risks discussed below, there are many risks generally inherent in Bellwether’s ownership, construction, and operation of the Projects, including, but not limited to:

• general real estate construction risks;

• adverse changes in general and local economic conditions, or neighborhood values;

• changes in required construction approvals, local zoning regulations, and other governmental requirements;

• changes in federal tax law, property taxes or taxes related to the operation of the Properties;

• changes in the cost and availability of insurance and other operating costs;

• changes in interest rates and the availability of financing;

• unforeseen hazardous materials on site and uninsured losses;

• oversupply of similar properties; and

• unattractiveness of the Properties to potential tenants.

If any of these conditions occur, we might not be able to complete, lease up, or refinance the Properties at the times or for the amounts we have projected, which could adversely affect Bellwether’s ability to repay the Notes. It is also possible that the occurrence of one or more of these conditions would prevent us from obtaining the anticipated public financing for the Projects, which could impair Bellwether’s ability to repay the Notes.

Potential Problems with Cash Flow. Problems with cash flow could come from any of the following:

•Failure to Close Financing Arrangements. We do not have final commitments for our sources of financing for the Projects. If for any reason we are unable to obtain financing from one or more of our proposed funding sources, then our ability to undertake the Projects as planned may be jeopardized.

•Inability to Complete Construction. There is no assurance that we can complete the Projects at the cost that we have currently estimated. Also, if we cannot timely complete the Projects, income from operations will be delayed, and it is likely that the costs of construction will be increased. Any increase in costs of the Projects or delay in income from operations will adversely affect cash flow.

•Problems with Contractors. In spite of previous cost estimates, contractors may not be willing to sign a guaranteed maximum price contract for a previously agreed-upon price. Even after contracting for a guaranteed maximum price, contractors may not be able to fulfill their obligations, either in price or on schedule. Change orders may also affect the price and schedule of completion.

•Cost and Availability of Building Materials. The cost of building materials is subject to inflation and, in some cases, availability can be impacted by international economic events. In spite of previous cost and scheduling estimates, Bellwether may not be able to complete the Projects for the amount specified in its construction contract or on the specified schedule. Change orders may also affect the price and schedule of completion.

• Construction Documents. If we discover serious flaws in the design drawings, specifications or the electrical or mechanical drawings, corrections could result in change orders and escalating costs. The local governments where the Projects are located might decide that changes are required in a previously approved design, resulting in change orders and additional expenses.

• Unforeseen Hazardous Materials. Although we have budgeted for some hazardous material removal, if additional hazardous material is found, we could incur significant additional expenses.

• Lack of Project Operating History. Actual occupancy, rental rates and operating expenses could be considerably different from projected than what we have projected, which could negatively affect our operating cash flow.

• Discretion in Application of Proceeds. Bellwether's management will have absolute discretion in the use of the proceeds of this Offering. There can be no assurance that the proceeds will be used as described in the WeFunder Bellwether funding portal.

• Conflicts of Interest. Bellwether is engaged in other real property development and projects to which it devotes substantial time or owns a substantial interest, some of which may be or appear to be in competition with the Properties.

• Foreclosure. The Properties will be leveraged with senior commercial bank financing. If cash flow is insufficient to pay debt on that financing, the mortgages on the Properties could be foreclosed. In such a case, we could lose our equity in the Properties, and Bellwether's ability to repay the Notes when due could be jeopardized.

Reliance on Management. Bellwether's Board of Directors, through its executive management, has complete discretion and control over Bellwether's general operations and the Projects. Investors in the Offering will have no control over the operation of Bellwether or the Projects and must therefore place substantial reliance upon Bellwether's Board of Directors and officers.

Operations Staff. The success of Bellwether and the Projects is dependent upon the continued services of Bellwether's experienced operations staff, and there can be no assurance that those services will continue until (a) completion of the Projects, and (b) the maturity date of the Notes.

Regulatory Changes. Bellwether's Properties, operations and finances are subject to regulations and taxes at the local, state, and federal levels, and such regulations and taxes are subject to change from time-to-time in ways that could possibly be significantly adverse to Bellwether and its investors.

Availability of Adequate Catastrophe Insurance. Although Bellwether's Properties are generally covered by insurance in types and amounts common for affordable housing in the United States, should the Puget Sound region become subject to one or more widespread and severe natural or other disasters, such as earthquakes, flooding, windstorms, mudslides and the like, that insurance might prove to be inadequate, and Bellwether's ability to timely pay interest and principal on the Notes might be compromised.

Economic Conditions. If the Puget Sound economy should suffer a significant and lengthy decline, the ability of the tenants in Bellwether's affordable housing to pay their rents may become more difficult and Bellwether's results of operations may decline. In that case, the Properties may not achieve the anticipated revenues and such revenues might not be sufficient to pay for operating expenses and debt service for the Notes.

United States Income Tax Risks. Absolutely no representation or warranty is made by Bellwether or any person involved in the preparation of this Form C with respect to the tax consequences of such an investment. Accordingly, all prospective investors are urged to consult with, and must rely upon, their own professional advisors concerning the tax consequences of an investment in the Notes.

Risks Related to the Notes

• Illiquidity. There is no requirement to make principal payments on the Notes before maturity and no public market for the Notes is likely to arise, so your investment will be illiquid if you should personally need funds prior to maturity.

• No Collateral. The Notes are unsecured obligations of Bellwether and are subordinated in right of payment of principal and interest to all secured indebtedness of Bellwether for borrowed monies, including any and all secured bank and institutional borrowings incurred and to be incurred in connection with the Project. Any significant future financial pressures on Bellwether
may disproportionately affect its ability to service the Notes as compared with servicing its obligations to its secured creditors.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$200,000**

Use of Proceeds: 95% towards the development and construction of 750 affordable apartments, 5% towards Wefunder intermediary fee

---

If we raise: **$500,000**

Use of Proceeds: 95% towards the development and construction of 750 affordable apartments, 5% towards Wefunder intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The form of the notes is provided in Appendix B, Investor Contracts. The form of the notes is Appendix B, Investor Contracts.

The contract is a promissory note (the “Note”) with a December 31, 2034 maturity date and bearing interest at the rate of 2% annually, which will be payable within 15 days of the end of each calendar quarter following the Date of Note (as defined in the Note). Interest will begin accruing on the first day of the month following the month in which Bellwether Housing (the “Company”) receives the funds under the Note.

The Notes will be subordinated to other borrowings of the Company. The Company will have the option to prepay the Notes in whole or in part at any time and in its sole discretion. The Note contains company and holder representations and warranties, and each Note is amendable by written consent of the Company and holder of the Note. Furthermore, each individual holder of the Notes will have the option to declare the entire amount of outstanding principal and interest due on either the fifth or tenth anniversary of the Date of Note. In order to be redeemed, the holder of the Note must give the Company a written notice within the 3-month period starting April 1, 2024 and ending June 30, 2024 (if the holder wants to exercise such a five-year early repayment election), or within the three-month period starting April 1, 2029 and ending June 30, 2029 (if the holder wants to exercise such a ten-year early repayment option). The holder is deemed to waive the early repayment option if the holder fails to give written notice to the Company in the aforesaid 3-month period.

For a more detailed summary, see the attached term sheet.

This summary nor the attached term sheet do not purport to be a complete summary of the Notes. To the extent that this summary or the term sheet are inconsistent with the Note, the terms of the Note control. You are encouraged to review the Note in its entirety and consult with your tax and legal advisors as to the implications of an investment in the Note.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any term of the promissory notes in the same form as attached to this Form C (the “Note”) may be amended or waived with the written consent of Bellwether Housing (the “Company”) and the holder of the Note (the “Holder”). The Amendment provision is set forth in Section 5(d) of the Note and reads as follows:

(d) Amendment and Waiver. Any term of this Note may be amended or waived with the written consent of Company and the Holder.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term “accredited investor” means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term “member of the family of the purchaser or the equivalent” includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
N/A	N/A	N/A	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	N/A
Options:	N/A

Describe any other rights:

N/A Bellwether does not have any outstanding securities.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the holders of the promissory notes in the same form as attached this Form C (the "Note Holders") have no voting rights in Bellwether Housing (the "Company"), the holders of a majority-in-interest of voting rights in the Company could limit the Note Holders' rights in any material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These types of changes could limit the Note Holders' economic rights by causing the Company to pay off the notes the Note Holders have purchased before their maturity date, thereby reducing the aggregate interest paid on the notes to the Note Holders by the Company.
Furthermore, based on the risk that a Note Holder's rights could be limited, diluted or otherwise qualified, the Note Holder could lose all or part of his or her investment in the promissory notes, and may never see positive returns.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

N/A

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

N/A

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The value of the promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus anticipated interest payments over the course of the term of the note.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the promissory notes will have no voting rights in the Company, and thus have no ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its board of directors, and the Investor will have no independent right to name or remove an officer or member of the board of directors of the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company.

Prepayment of Notes. The Company has the right to repay principal and interest on the promissory notes at any time prior to the maturity date. If the Company repays principal and interest on the notes early, Investor will receive fewer interest payments than expected at purchase.

A sale of the issuer or of assets of the issuer. As a noteholder with no voting rights, the Investor will have no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the board of directors of the Company to manage the Company so as to maximize value for shareholders and ensure full payment of noteholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the board of directors of the Company. If the board of directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the amount received will be sufficient to repay Investor and other noteholders.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and board of directors of the Company will be guided by their good faith judgment as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Bellwether Housing
Issue date	06/30/15
Amount	$1,814,000.00
Outstanding principal plus interest	$1,800,000.00 as of 05/01/19
Interest rate	2.0% per annum
Maturity date	12/31/20
Current with payments	Yes

Bellwether Housing's first impact investment offering was used to renovate the Parker Apartments in Queen Anne, adding 50 affordable homes to the neighborhood.

Loan

Lender	Bellwether Housing
Issue date	09/30/16
Amount	$1,935,000.00
Outstanding principal plus interest	$2,000,000.00 as of 05/01/19
Interest rate	2.0% per annum
Maturity date	12/31/21
Current with payments	Yes

Bellwether's second impact investment offering was used to fund the development and construction of 71 apartments at 1511 Dexter Avenue North in the South Lake Union neighborhood.

The Company holds additional debts, which are summarized in Note 8 of the Audited financial statements.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Bellwether Housing is a nonprofit organization, founded in 1980, conducting activities in the State of Washington.

Our vision:
We envision diverse communities where people of all incomes and backgrounds share in the prosperity of our region.

Our mission:
Bellwether Housing creates stable communities and access to opportunity through affordable housing. We develop and manage homes for people with limited incomes near job centers, transit, and services. We amplify our impact by helping other organizations in the Puget Sound region do the same.

Our residents:
Bellwether residents include families, young people starting out, seniors on fixed incomes, people with disabilities, and immigrants starting over in a new country. Fifty-two percent of our residents identify as people of color. One in five Bellwether residents experienced homelessness before moving in.

Our apartments are affordable to households with very low to moderate incomes. Our workforce housing serves families with moderate annual incomes of around $53,500 to $64,000 for a family of four. We also serve very low-income households, such as families exiting homelessness, who might have annual incomes around $32,000 for a family of four. For a single person, we serve people with incomes ranging from about $22,000 to $44,000 a year.

Our approach:
Bellwether Housing has been developing and operating affordable apartments for nearly 40 years. Founded in 1980, by the downtown Seattle business and civic leaders, Bellwether has grown to be Seattle's largest nonprofit affordable housing provider. As of December 31, 2018, Bellwether owns and manages 2,081 affordable homes in Seattle housing 2,400 people.

As dedicated stewards of our community resources, Bellwether holds itself deeply accountable for creating enduring affordable housing. We proactively manage all our resources: our finances, buildings, and our community relationships. Our stewardship allows us to weather economic downturns, create more affordable housing, and maintain the quality and affordability of our properties. We're strategic in our investments, seeking out opportunities that will strengthen the organization, benefit the community, and serve our residents.

Every Bellwether resident has access to our resident services program. Our resident services team connects residents to community resources that will support their housing stability and personal needs. The team creates community by hosting educational and social events for residents. Our goal is to keep people stably housed, and to ensure they truly can access resources and opportunities.

Milestones

Throughout its first 35 years of existence, Bellwether Housing experienced slow but steady growth, developing affordable homes that it would own and maintain and providing third-party housing development services for other organizations. Our pace of development over those first 35 years was largely constrained by the availability of public resources to provide the capital necessary to create housing affordable housing.

In 2014, we began exploring options for breaking free of the constraints of public funding resources and began exploring options for bringing local, private capital, motivated by the deep social impact of creating housing for lower income households, into our developments. By 2015, we created our first impact investment fund, raising $2 million to help acquire and rehabilitate a 50-unit building in one of Seattle's most desirable neighborhoods, North Queen Anne. In 2016, we raised another $2 million to help construct a 72-unit building in South Lake Union.

The Building Opportunity Fund – our current effort to raise $4.5 in impact investment funds and $4.5 in philanthropic support - is the next step in what we hope will be an enduring and powerful tool to bring community-based capital into our mission and to engage people throughout our community in the creation of homes for our lower income neighbors.

With the help of our Building Opportunity Campaign, in the next three years, our level of production of affordable housing will be three times what it was over our first 35 years of existence.

Historical Results of Operations

Key performance indicators for 2018:

- Debt service cover ratio across the portfolio of buildings we own is1.8

- Current ratio for Bellwether's consolidated operations is 5.4

- 97.38% occupancy rate

In 2018, Bellwether engaged in some significant transactions worth noting:

- On September 18, 2018 Bellwether purchased a 96-unit apartment project known as the Views at Madison at a cost of $11,794,641.00.
- During the year ended December 31, 2018, Bellwether sold the parking lot at Graham Terry to a third party. The sale resulted in a recognition of gain in the amount of $7,802,252.
- During the year ended December 31, 2018, Bellwether sold the land and building at John Winthrop Apartments, a 79-unit 100-year-old building to a third party. This sale was the result of a years' long analysis of the cost to retrofit a seismically vulnerable building that needed significant systems upgrades. Bellwether concluded that the cost to renovate the building would be a net drain on public affordable housing assets, and it instead decided to sell the building and instead use a portion of the proceeds of the building sale to fully replace the units at its new Madison/Boylston project to be placed in service in 2022. The sale resulted in a recognition of gain in the amount of $15,560,093.

Operating results for 2018:

- Revenues & Gross Margin. For the period ended December 31, 2018, the Organization had revenues of $25,530,110 compared to the year ended December 31, 2017, when the Organization had revenues of $23,711,867.
- Assets. As of December 31, 2018, the Company had total assets of $298,476,88. As of December 31, 2017, the Company had $247,819,541 in total assets.
- Liabilities. The Company's liabilities totaled $44,669,590 for the fiscal year ended December 31, 2018 and $18,422,761 for the fiscal year ended December 31, 2017.

Liquidity & Capital Resources

Bellwether has $38,058,330 of financial assets available for general expenditure within one year of the statement of financial position date. Management assesses its ability to meet its current financial obligations throughout the year, and has set internal targets for cash and debt to ensure that the organization can meet its general expenditures and other obligations as they become due.

Bellwether considers its assets available for general expenditure to include cash and cash equivalents, tenant and other receivables, and internally designated reserves. Bellwether considers revenue sources without donor restriction (rents, developer fees, interest) sufficient to meet its general expenditure levels. As part of the budgeting process, Bellwether makes appropriations at each fiscal year end and invests surplus cash flows into the following internally designated reserves:

Administrative Operating Reserve – The administrative operating reserve was established to support short-term deficits in the event of unforeseen circumstances. Bellwether has set an internal target of 4 to 6 months of operating expenditures. The administrative reserve balance at December 31, 2018 was $2,759,684.

Pooled Replacement Reserves – The pooled replacement reserve fund was established to supplement the required replacement reserves held by each building. The pooled replacement reserve shall be used when the required building level reserves are insufficient to cover emergent repairs and replacement needs. The pooled replacement reserve balance at December 31, 2018 was $1,929,959.

Impact Investor Reserves – The impact investor reserves is an internal 'debt sinking fund' to support those private investor loans made to the organization at their maturity date; provided those loans are not refinanced. The impact investor reserve balance at December 31, 2018 was $913,076.

Opportunity Fund – The Opportunity Fund serves to provide leverage to strengthen Bellwether's ability to borrow capital from third parties that would further the mission of Bellwether Housing. Provided that Bellwether's liquidity remains sufficient to maintain its desired borrowing capacity, the CEO may determine that an effective use of this fund may be to provide short, mid, or long- term financing of acquisition and development costs that support the creation of affordable housing. The opportunity reserve balance at December 31, 2018 was $27,736,036.

As these reserve funds are internally designated, management may at its discretion use these funds to support general expenditures should the need arise. Bellwether also has access to a line of credit

Runway & Short/Mid Term Expenses

Bellwether brought on-line over 300 new units of affordable housing in the last half of 2018, resulting in an anticipated increase in average revenue of 14% in 2019. Building and operating expenses are expected to increase 11% in 2019.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://www.bellwetherhousing.org//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Bellwether Housing Promissory Note

Appendix C: Financial Statements

Appendix D: Director & Officer Work History

Appendix E: Supporting Documents



INVEST IN BELLWETHER HOUSING

Seattle nonprofit building 750 new affordable homes. $1.25M already committed.

Bellwether Housing is the largest nonprofit affordable housing developer in Seattle. We currently own and operate 2100 apartments with affordable rents. We are the first nonprofit in the nation to fund affordable housing using crowdfunding and impact investments. I'm inviting you to help us build our next 750 homes in urban King County.

Why you may want to invest

1. You're concerned about the Puget Sound Region's affordable housing and homelessness crisis and want to invest in a proven solution.
2. You want to create access to opportunity for low-income families.
3. You want to invest in diverse, equitable neighborhoods that are accessible to people of all incomes and backgrounds.
4. Every $1 in investment unlocks $29 in committed funding from public and other resources.
5. We have a $30M annual budget, $330M in assets, and previously raised $4M from impact investors.
6. We own and operate over 2100 affordable apartments in Seattle and have a 39-year track record.
7. The average Bellwether rent is $951 less than the average rent in Seattle.

Our Ambition

In the next 5 years, we plan to use impact investing to create 1,250 affordable homes. We plan to build about 75% in Seattle, but we'll continue to grow to other parts of urban King County. We'll use our efficiencies of scale and resources even further to create thriving, equitable communities. We believe our impact investment model will build awareness and political will around housing affordability, creating an environment ready for large-scale public investment in affordable housing.

Building_Opportunity_Brochure.pdf

https://bellwetherhousing.org

Seattle, Seattle

$ 500 min

REMIND ME

What you are investing in

Promissory Note

Promissory Note with 2% interest per annum.

Promissory Note with 2% interest per annum.

Earning a return

Learn more about custom

Investor perks

$500+
Invitation to the Building Opportunity Victory Party to celebrate the end of the campaign. Membership in a private Building Opportunity Crowdfunding Facebook group, where you can connect with other investors and learn more about affordable housing. Invitations to events such as exclusive tours of the neighborhoods we're building in, building groundbreakings, and grand opening events.

Why I Like Bellwether Housing

"The Satterberg Foundation invests in Bellwether Housing because we value communities in which all people enjoy the opportunity to grow and thrive. Through investing in affordable housing, we ensure all people regardless of income have access to the prosperity of our region."



Mary Pigott

BOARD MEMBER, SATTERBERG FOUNDATION

THE BUZZ ABOUT BELLWETHER HOUSING

I invest in Bellwether Housing because I believe safe, affordable homes are the cornerstone to a strong community and Bellwether is a very efficient model. My participation allows me to generate social impact as well as financial return.



Dan Brettler

CEO, CarToys / Brettler Family

Bellwether Housing will be the first affordable housing developer to allow regular people to invest directly in building affordable housing in their own communities. Tech 4 Housing is proud to help bring this idea to fruition and we are excited to collaborate with Bellwether Housing on this pioneering effort.



Ethan Goodman

Executive Director, Tech 4 Housing

Seattle's fair housing law is the most progressive in the country. But now landlords are challenging it.

Christopher Poulos was offered the chance to work for the Obama administration during his third year of law school in 2015. Although he had previously been convicted of a federal felony, he was eventually able to gain the top-secret eligible

May 19, 2019 @ nbcnews.com

No Cost Public Land Gives Seattle Affordable Housing Developers a Boost

The cost of land is a key factor for any developer deciding where to build. With downtown plots typically the priciest in U.S. cities, those focused on affordable housing have to consider that cost in the face of building homes centrally - connected

April 4, 2019 @ nextcity.org

Seattle wants to give away land for affordable housing

The move is aimed at introducing more density and economic diversity to central neighborhoods that offer essential services.

March 25, 2019 @ crosscut.com

Seattle's upzones would collect millions for affordable housing. Who would get help?

Seattle politicians are betting the increasingly expensive city can maintain some economic diversity by awarding chunks of money each year from a special fund to organizations that construct affordable-housing projects. Voters swelled the fund

March 14, 2019 @ seattletimes.com

10 things to know about nonprofit housing developers

Affordable housing projects have more complex legal and financial structures than traditional developments.

November 28, 2018 @ djc.com

King County Council approves $100M in affordable housing funds for working class families

SEATTLE - With the rising cost of living, the King County Council is trying to flood affordable housing projects with millions of dollars to keep the middle class living and working in the county. Just this week, the council approved $100 million for

November 16, 2018 @ q13fox.com

New leader on First Hill sees neighborhood's opportunities as it readies for population boom

After moving from St. Louis, Anne McCullough's walks in her new, surprisingly leafy neighborhood are filled with reminders of what First Hill can be. "There's a lot of opportunities and I can't help but think about the work that I do when I walk through

November 15, 2018 @ capitolhillseattle.com

This corner won't have light rail but it could get affordable housing

Nonprofit developers plan to build more than 300 affordable apartments in Seattle's First Hill neighborhood. The project is slated to go on surplus land that Sound Transit is handing over for free. Originally, the property on the corner of Madison and

October 25, 2018 @ kuow.org

New rules give affordable housing developers first crack at surplus city properties.

According to new rules, Seattle must offer surplus land to developers of affordable housing first, before selling it on the open market. The city may even hold onto properties for years, so that nonprofit developers can get other sources of funding

October 2, 2018 @ kuow.org

Smart growth has finally arrived as Sound Transit approves three housing projects - Puget Sound Business Journal

It was a moment of smart-growth nirvana when the Sound Transit Board gave the green light for three projects with a total of 631 units of affordable housing near light rail and street car lines last month. Getting to a place where dense development can

June 12, 2018 @ bizjournals.com

Plymouth and Bellwether team up for First Hill affordable housing development

A development at Boylston and Madison in First Hill is moving forward after Sound Transit agreed to transfer the land to two affordable housing providers, Plymouth Housing Group and Bellwether Housing, at zero cost. When finished, the development

May 3, 2018 @ seattle.curbed.com

Groups announce First Hill plan for Seattle's 'largest' affordable housing building

Nonprofit developers Bellwether Housing and Plymouth Housing Group announced Monday morning that they are moving forward on an affordable housing project on surplus Sound Transit land on First Hill. The project will be "the largest building

April 30, 2018 @ capitolhillseattle.com

Affordable housing gets a boost from impact investors

In the face of the current affordable housing crisis, entrepreneurial nonprofit housing providers are implementing new strategies to create affordable housing.

June 22, 2017 @ djc.com

Together, we're building opportunity.

Bellwether Housing is Seattle's largest nonprofit provider of affordable housing. In the next three years, we're building 750 apartments with affordable rents and we need your help. We have plans, land, and public resources, but we cannot finish these projects without $9M. We're raising this money through our Building Opportunity Fund: $500,000 from Regulation Crowdfunding, $4M from traditional Impact Investing, and $4.5M from grants and donations.

These 750 homes will support an estimated 2400 residents: preschool teachers, students, retirees, bartenders, small business owners, musicians, orderlies, and young children. Every home will be near public transit, with access to jobs, schools and community resources. It's better for families, our community, and the environment when people can afford to live near where they work.

Bellwether is the first nonprofit in the nation to fund affordable housing with crowdfunding investments. And before this, we were the first nonprofit in the country to use impact investments to fund affordable housing. We raised $4M from socially motivated investors to support the preservation and creation of 121 affordable homes. In our third round of investments, we're scaling our innovative approach by empowering people across our community to invest in affordable housing.

For every dollar you invest, we have another $29 in funding lined up. This includes state and local investments, traditional housing financing sources, and a Bellwether organizational contribution.

Your investment supports the creation of family-sized homes that would otherwise be hard to fund. It means we can serve more people at lower incomes. Your investment also reduces our reliance on scarce public resources. And it ensures that we can bring more homes to our community faster.

We're planning to build 750 homes at 4 sites in the next 3 years. We're confident we can achieve this growth. Our properties are self-sustaining from rental incomes. We view them as long-term assets – we plan to be forever owners and keep rents affordable permanently.

Your contribution is not a charitable donation, but an investment that you can get back while providing us with a financially sustainable way of providing affordable housing.

We all win from affordable housing. Join us and be part of the solution. Together, we're building opportunity.

What It Takes to Build 750 Affordable Homes


Traditional housing financing sources: $189M
$257M Total
Building Opportunity Campaign: $9M
State and local public investment: $52M (70% secured)
Bellwether organizational contribution: $7M

The Confluence, Opening 2021

Bellwether's first development in Tukwila will create 103 family-friendly homes near the Tukwila light rail station. Your investment helps us build in a community with few public funding resources, preserve a diverse community, and prevent displacement.

Cedar Crossing, Opening Early 2022

Developed in partnership with Mercy Housing Northwest, Cedar Crossing will create 255 affordable homes next to the Roosevelt Light Rail Station. Cedar Crossing will cultivate a sense of place in Roosevelt through a public plaza, ground floor retail, and a public community room. Onsite affordable child-care will support residential families. Approximately 20 apartments will be set aside for families with chronically ill children who are experiencing homelessness after seeking medical treatment at Seattle Children's Hospital.

Madison/Boylston, Opening 2022

Developed in partnership with Plymouth Housing, Madison/Boylston will be Seattle's first nonprofit affordable high rise. Built on land transferred from Sound Transit for no cost, the project creates 368 homes on First Hill. Bellwether will operate 253 apartments and Plymouth will operate 115 studios for seniors who have experienced homelessness.

Rose II Apartments, Opening 2022

Rose II will create 174 family-oriented homes in Rainier Beach, with on-site nonprofit office space, affordable childcare, and programming to meet community and resident needs.

By the Numbers

By investing in the Building Opportunity Fund, you're directly supporting the creation of affordable family-sized housing with easy access to transit and opportunity.

$1,965
Average rent in Seattle in 2019.

$1,014
Average Bellwether rent.

35%
of the homes will have 2+ bedrooms for larger families.

$29
Every dollar invested unlocks $29 of other funding.

750
New affordable homes funded by investors.

2,400
Low-income people housed

Who We Serve

Bellwether serves people struggling to keep up with our region's rising rents. Racism and other forms of discrimination have made accessing high-quality housing more difficult for many of our residents. By locating our buildings in high-opportunity areas, we support thriving, equitable neighborhoods.

26,767
Average resident gross income.

52%
Residents self-identify as people of color.

1 in 5
Bellwether residents were homeless before moving in.

20.3%
of residents are children under age 18.

16.4%
of residents are seniors.

Founder

AND THE REST OF THE TEAM



Susan Boyd

CEO

Susan's background includes direct service, land use law, and affordable housing development.



Gabriel Grant

Board Chair

Principal at Spectrum Development Solutions.



Deva Hasson

Board Vice Chair

Principal and Investment Director at Heartland



John Bliss

Board Secretary

Chief Investment Officer at Urban Renaissance Group



Duane Leonard

Board Treasurer

Executive Director at Housing Authority of Snohomish County



Richard Loo

Director of Real Estate Development

Richard has over 20 years of housing development, project management and architecture experience.



Cheryl DeBoise

Chief Operating Officer

Cheryl has over 25 years of financial management, affordable housing, and leadership experience



Jacqueline Hansen

CFO

Jackie is a CPA with over 20 years of experience, most recently as CFO of the Tulalip Tribes of WA.



Jillian Sullivan

Director of Human Resources

Jillian champions Bellwether's mission-driven, high performance culture.



Marty Gleaves

Senior Facilities Manager

Marty has 30+ years of leadership experience in facilities maintenance and operations management.



Elliot Swanson

Resident Services Manager

Elliot oversees Bellwether's resident services program, supporting stability and personal growth.



Michelle Hawley

Acting Director of Property Management

Michelle has over 20 years of multi-family property management experience.



Amy Besunder

Director of Fund Development and Communications

Amy has over 20 years experience overseeing capital campaigns for affordable housing organizations.



Claire Magula

Communications and Grants Manager

Claire manages Bellwether's marketing, communications, and branding.

Interview

– COLLAPSE ALL

WF: What's new about what you're making? How is it different? ^

We're the first nonprofit in the country to use impact investing and crowdfunding to fund affordable housing. We were encouraged to pioneer crowdfunding investments in affordable housing by Tech4Housing, a local advocacy group. By participating in the Building Opportunity Fund, you'll be one of the first ever investors to trailblaze crowdfunding investments in affordable housing.

WF: What experience does Bellwether have developing affordable homes? ^

We've been developing and operating affordable apartments for nearly 40 years. Founded in 1980 by civic and business leaders, Bellwether has grown to be Seattle's largest nonprofit affordable housing provider. We've developed 2100 apartments for our own porfolio. Most recently, we completed two major new buildings in 2018: Anchor Flats and Arbora Court. Both of these projects came in on time, on budget, and were fully leased within months of opening. In addition, we've developed thousands of apartments as a consultant to other nonprofits such as Downtown Emergency Service Center, Catholic Housing Services, and Compass Housing Alliance. We have dedicated, experienced in-house teams that manage real estate development, construction management, property management, maintenance, finance, and resident services.

WF: Have you successfully raised impact investment funds before? ^

BH: Yes! Bellwether Housing was the first nonprofit in the country to use impact investments to fund affordable housing. In 2014, we launched our first fund to raise $1.5M to rehabilitate the Parker Apartments in Queen Anne. In 2016, our second fund raised $2M to construct Anchor Flats in South Lake Union. Bellwether has a unique version of impact investing that is designed to fill the gap left by scarce public funds. We focus on local, smaller scale investors who are deeply connected to the community and inspired to play a role in creating more affordable housing.

WF: Who will live in these homes? ^

BH: These 750 homes will serve a diverse range of people: families, young people starting out, seniors on fixed incomes, people with disabilities, immigrants starting over in a new country. People who are integral to the fabric of our community. Some of the homes will be set aside for special populations: families at risk of or exiting homelessness, seniors, veterans, families with chronically ill children, and people in alternative to incarceration programs.

WF: Is my investment guaranteed? ^

BH: Yes. Impact investments are a loan to Bellwether Housing. The loan is a general obligation of Bellwether Housing, a non-profit corporation with annual revenues of approximately $29 million and assets of $300 million.

WF: Who are your apartments affordable to? ^

BH: Our apartments are affordable to households with very low to moderate incomes. Our workforce housing serves families with moderate annual incomes of around $53,500 to $64,000 for a family of four. We also serve very low-income households, such as families exiting homelessness, who might have annual incomes around $32,000 for a family of four. For a single person, we serve people with incomes ranging from about $22,000 to $44,000 a year.

WF: What other organizations is Bellwether partnering with on these developments? ^

BH: Our development and service partners are integral to these developments. Our partnerships allow us to maximize the scale and impact of our developments, pool resources, expand services, and share expertise.

We're partnering with Mercy Housing Northwest to develop Cedar Crossing. Mercy Housing NW is the regional affiliate of Mercy Housing, Inc., the largest provider of affordable housing in the country. Mercy will lead the resident services program at Cedar Crossing. Mercy has a long history of providing resident services to a diverse population of families with children. Mercy is especially effective at connecting residents with health and wellness services, family support services and educational support for school children.

We're partnering with Plymouth Housing to develop Madison/Boylston, in order to maximize the scale and impact of this development. Plymouth Housing works to eliminate and prevent homelessness by preserving, developing and operating safe, quality, supportive housing. Plymouth provides 24/7 wraparound, on-site, supportive services that include on-site medical care, connections to behavioral health or substance use treatment, and money management.

We're also partnering with organizations like Global to Local, HealthPoint, Seattle Children's Hospital, Mary's Place, Seattle Housing Authority, King County, Muslim Housing Services, EYFO, Tiny Tots, and El Centro de la Raza to provide housing referrals, enhance resident service programs, and offer affordable on-site childcare.

WF: How do you support your residents? ^

BH: Every Bellwether resident has access to our resident services program. Our resident services team connects residents to community resources that will support their housing stability and personal needs. The team creates community by hosting educational and social events for residents. Our goal is to not only keep people stably housed, but also to ensure they truly can access resources and opportunities.

WF: Do residents have to move out if their income changes? ^

BH: No, residents do not have to move out if their income changes, whether it goes up or down.

WF: How do you keep rents affordable long term? ^

BH: Bellwether plans development and operating budgets that account for our affordable rents. We strategically mix apartment sizes and incomes served to sustain building operations long-term.

WF: Are investments or earnings tax deductible? ^

BH: No. Investments under the program are a private loan, not a donation or a tax-exempt bond purchase, therefore, the interest income to investors is taxable.

WF: Where can I learn more about the four buildings? ^

BH: Visit our website for more details about the developments:

https://www.bellwetherhousing.org/upcoming-developments

WF: How will this impact the region's housing and homelessness crisis?

The Building Opportunity Fund will impact our region's housing and homelessness crisis in two ways. First, it will bring 750 new affordable homes to our community in the next three years. These homes offer incredible access to transit, great schools and other services that support the long-term stability of our residents. We expect that 150 of those homes will be occupied by families who will come directly out of homelessness. Over 50 homes will be set aside to house lower income veterans and their families. Our buildings will be home to young people just starting out, immigrants and refugees, families with children, seniors and people living with disabilities. In addition to building 750 affordable homes, the Building Opportunity Fund is a chance for us to engage with our community about housing affordability. We want to build the sense that we really can make a difference in our region through direct, personal investments. We hope to inspire our whole community to support the policies and large scale investments necessary to ensure that our region is a place of opportunity and prosperity for people of all incomes.

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RISKS

1 The following terms have the following definitions as used in this section:

"Note" or "Notes" means the promissory note(s) in the form as attached to and described in this Form C.

"Offering" means this crowdfunding offering.

"Project" or "Projects" means the properties owned by Bellwether Housing ("Bellwether") known as The Confluence, Cedar Crossing,

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Bellwether Housing is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$500 min INVEST

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